Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NY 10153-0119
                                 (212) 310-8000
                              FAX: (212) 310-8007




                                December 7, 2005



Trump Entertainment Resorts, Inc.
1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey  08401

Ladies and Gentlemen:

           We have acted as counsel to Trump Entertainment Resorts, Inc., a Delaware corporation ("TER"), in connection with the preparation and filing of TER's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of not more than 4,000,000 shares of TER's common stock, par value $0.001 per share (the "Common Stock"), pursuant to awards granted and to be granted under the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan (the "Plan").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Plan pursuant to which shares of the Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of TER, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of TER.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 4,000,000 shares of Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by TER of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the reoffer prospectus which is part of the Registration Statement.



                                              Very truly yours,

                                              /s/ Weil, Gotshal & Manges LLP